UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 7, 2006
Date of Report (Date of earliest event reported)
CEPHEID
(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)

(408) 541-4191

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 1.01
Exhibit 5.01

Item 1.01. Entry Into a Material Definitive Agreement.
     On March 7, 2006, Cepheid entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC, William Blair & Company, L.L.C. and Robert W. Baird & Co. Incorporated (collectively, the “Underwriters”). The Underwriting Agreement provides for the sale of 10,000,000 shares of Cepheid common stock at a price to the Underwriters of $8.1055 per share (the “Offering”). Cepheid also granted the Underwriters an option to purchase up to 1,500,000 additional shares solely to cover over-allotments, if any. These shares are being offered and sold under a prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, in connection with an offering pursuant to Cepheid’s shelf registration statement on Form S-3 (Registration No. 333-131520) (the “Registration Statement”). The Underwriting Agreement is filed as Exhibit 1.01 to this current report on Form 8-K and is incorporated by reference in its entirety into the Registration Statement.
Item 8.01. Other Events.
     In connection with the Offering, Cepheid is filing a legal opinion and consent as Exhibit No. 5.01 and Exhibit No. 23.01 to this current report on Form 8-K, which are incorporated by reference in their entirety into the Registration Statement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
1.01	Underwriting Agreement, dated as of March 7, 2006, entered into by Cepheid and UBS Securities LLC, William Blair & Company, L.L.C. and Robert W. Baird & Co. Incorporated.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: March 8, 2006	By:	/s/ John L. Bishop Name: John L. Bishop Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
1.01	Underwriting Agreement, dated as of March 7, 2006, entered into by Cepheid and UBS Securities LLC, William Blair & Company, L.L.C. and Robert W. Baird & Co. Incorporated.

5.01	Opinion of Fenwick & West LLP regarding the legality of the shares offered.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).